UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 23, 2011
(September 23, 2011)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
As previously reported, PNM Resources, Inc. (“PNMR”) has been assessing various strategic alternatives relating to PNMR’s ownership interest in Optim Energy, LLC (“Optim Energy”). Separately, PNMR has also been evaluating strategic alternatives with respect to First Choice, PNMR’s competitive retail business in Texas. On September 23, 2011, PNMR entered into agreements for the following transactions:
•	The sale of FCP Enterprises, Inc. and Subsidiaries, which are indirect wholly-owned subsidiaries of PNMR and comprise the “First Choice” business segment of PNMR, to Direct LP, Inc. for $270.0 million, subject to adjustment to reflect the actual amounts of certain components of working capital at closing, pursuant to a Stock Purchase Agreement dated September 23, 2011 (the “FCP Agreement”). First Choice is a certified retail electric provider operating in the ERCOT region in Texas. Closing of the transaction is subject to customary conditions, including an antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act and notification to the Public Utilities Commission of Texas, and is anticipated to occur by November 1, 2011. PNMR expects to use the net proceeds from the sale of First Choice to repurchase, depending on market conditions, certain of PNMR’s outstanding debt and equity and for other corporate purposes. PNMR Services Company, a wholly-owned subsidiary of PNMR, will continue to provide certain services at cost to First Choice for a transitional period of up to nine months following closing.

The foregoing description of the FCP Agreement is not complete and is qualified in its entirety by reference to the full text of the FCP Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.
•	A reduction in PNMR’s ownership in Optim Energy, LLC (“Optim Energy”) pursuant to a Contribution and Restructuring Agreement dated September 23, 2011 (the “Optim Contribution Agreement”). Optim Energy is a limited liability company, which was owned 50% each by PNMR and ECJV Holdings, Inc. (“ECJV”), a subsidiary of Cascade Investment, L.L.C. (“Cascade”). Upon execution of the Optim Contribution Agreement, the Operating Agreement for Optim Energy was restructured and ECJV made an equity contribution to Optim Energy in exchange for an increased ownership interest, which resulted in PNMR’s ownership in Optim Energy being reduced from 50% to 1%. Optim Energy’s debt is non-recourse to PNMR. As part of this transaction, PNMR did not make any equity contribution to Optim Energy nor will it be required to make any contribution in the future. From January 1, 2012 through December 31, 2013, ECJV has the option to purchase PNMR’s 1% ownership interest in Optim Energy at fair market value and, if that option is not exercised, PNMR would have the option from June 30, 2014 to December 31, 2015 to sell its 1% ownership interest in Optim Energy to ECJV at fair market value.

PNMR Services Company has been providing certain corporate services to Optim Energy under a services agreement. Under a Transition Service Agreement entered into with Optim Energy as part of these transactions, PNMR Services Company will continue to provide certain services at least through the end of 2011 and, as to certain of the services, until completion.

Prior to entry into the Optim Contribution Agreement, PNMR accounted for its investment in Optim Energy using the equity method of accounting. PNMR will use the cost method of accounting for its investment thereafter. As previously reported, PNMR performed an impairment analysis of its investment in Optim Energy at December 31, 2010, determined its investment was fully impaired, and reduced the carrying value of its investment to zero as of December 31, 2010. In accordance with generally accepted accounting principles, PNMR has not recorded losses associated with its investment in Optim Energy in 2011.
•	The repurchase of all of PNMR’s outstanding convertible preferred stock, Series A (the “Preferred Stock”) pursuant to a Sale and Purchase Agreement dated September 23, 2011 between PNMR and Cascade. Cascade owns all of the 477,800 outstanding shares of Preferred Stock, which are convertible into 4,778,000 shares of PNMR common stock. The Sale and Purchase Agreement provides that the Preferred Stock will be purchased at a 2% discount from a price determined by the daily volume weighted average price per share of PNMR’s common stock for the ten trading days ending on September 30, 2011 times the number of shares of PNMR common stock into which the Preferred Stock is convertible. The repurchase of the Preferred Stock is anticipated to close on October 5, 2011. In the event that the volume weighted average price on any trading day in the period beginning September 23, 2011 and ending September 30, 2011, inclusive, is less than $11.8923 per share, Cascade will have the option not to close the transaction. Similarly, in the event that the volume weighted average price on any trading day in the period beginning

September 23, 2011 and ending September 30, 2011, inclusive, is more than $17.8385 per share, PNMR will have the option not to close the transaction.
The foregoing description of the Sale and Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale and Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
In addition to the Preferred Stock, Cascade also owns approximately 8% of PNMR’s outstanding common stock. As reported in PNMR’s Proxy Statement for its 2011 Annual Meeting, Cascade exercised its right under its Registration Rights Agreement with PNMR to cause PNMR to file a shelf registration statement on Form S-3 registering Cascade’s common stock and the common stock underlying its Preferred Stock for possible future sale. Cascade also has delivered to PNMR a Sales Notice pursuant to the Registration Rights Agreement. It is uncertain at this time when, or whether, Cascade will sell its PNMR common stock.
Item 2.01 Completion of Acquisition or Disposition of Assets
The discussion of the Optim Contribution Agreement set forth in Item 1.01 is incorporated by reference into this Item 2.01. Pursuant to the Optim Contribution Agreement, PNMR’s ownership interest in Optim Energy was reduced from 50% to 1%.
Item 8.01 Other Events
PNMR issued a press release with respect to the above-described transactions on September 23, 2011. The press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(b) Pro forma financial information
Required pro forma financial information resulting from the agreements described in Item 1.01 above, will be filed on an amendment to this Form 8-K within the time required by the instructions to Form 8-K.
(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement dated as of September 23, 2011, by and among PNM Resources, Inc., TNP Enterprises, Inc. and Direct LP, Inc.
10.1	Sale and Purchase Agreement dated as of September 23, 2011, by and between PNM Resources, Inc. and Cascade Investment, L.L.C.
99.1	Press Release dated September 23, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. (Registrant)
Date: September 23, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller (Officer duly authorized to sign this report)

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